Exhibit 99.3

Media Contact:

Alexa Auerbach, 312-696-6481 or alexa.auerbach@morningstar.com

FOR IMMEDIATE RELEASE

Morningstar Acquires Minority Equity Stake in Inquiry Financial, Provider of Sell-Side Consensus Estimate Data

CHICAGO, Oct. 1, 2012—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, has acquired a 34% equity stake in Inquiry Financial Europe AB based in Bromma, Sweden. Inquiry Financial offers granular, company-specific consensus estimates drawn directly from analysts’ research, such as divisional breakdowns of forecast sales and units shipped, to mirror the analysts’ models. Terms were not disclosed.

“What sets Inquiry Financial apart is that it digs deep into sell-side analyst research reports to produce earnings estimates that are more detailed than traditional consensus estimates. Inquiry Financial’s comprehensive data helps financial professionals as well as investor relations experts keep their fingers on the pulse of the market and make more informed projections about a company’s future performance,” Kunal Kapoor, president of Morningstar’s Data division, said. “We see this as a strong complement to Morningstar’s earnings estimate business. Our investment in Inquiry Financial will allow us to expand both the depth and breadth of our global earnings estimate data coverage.”

Founded in 2004, Inquiry Financial serves investor relations officers, portfolio managers, brokers, and analysts through data feeds, custom web-based modules, and its premier web site, ConsensusEstimates.com. The company collects data directly from sell-side analysts or via analyst research notes to help ensure data quality. Beyond detailed profit and loss consensus data, Inquiry Financial also compiles sell-side analyst comments on non-recurring items, divisional breakdowns of forecast sales and units shipped, and sector-specific data such as net interest income, total costs, and provisions for banks.

“We share a common goal with Morningstar, which is to provide high-quality, comprehensive investment information to the market,” Stefan Hultin, CEO and co-founder of Inquiry Financial, said. “We are pleased that Morningstar has taken an equity stake in our company. It is a testament to the quality of work we deliver and we look forward to leveraging Morningstar’s expertise in data collection, aggregation, and distribution to help us continue to grow our business. Morningstar also has strong relationships with money managers and buy-side analysts that will help us broaden our reach in those markets.”

Morningstar provides consensus earnings estimates on more than 16,000 different share classes from more than 70 different exchange countries. Over time, Morningstar plans to make Inquiry Financial’s detailed earnings estimate data available across its major product lines, including Morningstar.com, Morningstar DirectSM, and Morningstar Data.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individuals, financial advisors, and institutions. Morningstar provides data on more than 385,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on more than 8 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. Morningstar also offers investment management services through its registered investment advisor subsidiaries and has more than $186 billion in assets under advisement and management as of June 30, 2012. The company has operations in 27 countries.

About Inquiry Financial

Inquiry Financial is a Sweden-based independent financial information company. It provides detailed, comparable, and updated financial information to media, sell-side, buy-side, and investor relations professionals in Europe. For more information, visit www.inquiry.se.

# # #

©2012 Morningstar, Inc.  All rights reserved.

MORN-C